UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EVERBANK FINANCIAL CORP

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

EVERBANK FINANCIAL CORP

501 Riverside Ave.

Jacksonville, Florida 32202

ADDITIONAL PROXY MATERIAL

This additional proxy material is being filed to supplement the disclosure concerning the changes to the Amended and Restated 2011 Omnibus Equity Incentive Plan (the “2011 Plan”) discussed in Proposal No. 4 of our Proxy Statement filed with the Securities and Exchange Commission on April 6, 2016 (the “Proxy Statement”). In response to comments from Institutional Shareholder Services (“ISS”), we are providing an additional table setting forth the number of outstanding stock options and full value awards and total shares available for future grant as of March 31, 2016.

Additional Information In Response To ISS

The 2011 Plan submitted for stockholder approval includes a reduction in shares available for future grant, from 11,381,952 to 4,500,000 shares (a reduction of 60%). ISS methodology requires the information provided in the table below in order to acknowledge this share reduction. We and the board of directors believe that this reduction is responsible and in the best interests of the Company and its stockholders.

Use of Shares Which May Be Delivered Under All Equity Compensation Plans (inclusive of 2011 Plan)	Number of Shares as of March 31, 2016

• Total outstanding stock options(1), with a weighted-average exercise price of $13.87 per share and a weighted-average remaining term of 4.20 years	8,374,581

• Total outstanding full value awards, including Restricted Stock Units (RSUs) and 2016 PBRSUs	1,240,265

• Total shares available for future grant(2)	4,500,000

• Total number of shares of Company’s outstanding common stock	125,247,099

(1)	Includes 1,816,390 options granted under the 2011 Plan and 6,558,191 options granted under the 2005 Plan, as defined in Footnote 1 to the “Outstanding Equity Awards at 2015 Fiscal Year End” table on page 53 of the Proxy Statement.
(2)	Reflects the number of awards available for future grant under the 2011 Plan, following the 2016 annual grant of awards.

In addition, the paragraph under the heading “Additional Changes” on page 68 of the Proxy Statement is hereby amended and restated to read as follows below in order to update the number of awards issued under the 2011 Plan which were initially reported incorrectly due to an administrative error concerning the 2016 annual grant of awards. As a result, the number of shares reported as issued awards increased slightly, but the number of Restricted Stock Units reported as issued to our Executive Officers decreased. Finally, the paragraph and the table under the heading “Plan Benefits” on page 74 of the Proxy Statement is hereby amended and restated to read as follows, in order to update the 2016 annual grant of awards to reflect the change in the number of issued Restricted Stock Units as discussed above. There are no other changes to our proxy materials. Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Proxy Statement.

Additional Changes

•	Reducing Number of Shares Available for Issuance. The number of shares available for issuance under the 2011 Plan when first approved in connection with our initial public offering was 15,000,000 shares. As of March 31, 2016, we had issued 3,959,808 awards to our employees and non-employee directors under the 2011 Plan, including the 2016 annual grant of awards. Of this amount, 341,760 shares have been cancelled or forfeited by our employees and non-employee directors, which have been added back to the pool of awards available for issuance as permitted under the 2011 Plan. The shares remaining available for future issuance, under the 2011 Plan, as of March 31, 2016, were 11,381,952. The Board approved reducing the number of shares available for grant under the 2011 Plan by 6,881,952 to 4,500,000, plus any shares that again become available due to cancellations or forfeitures. In the event that any outstanding award for any reason is forfeited, terminates, expires or lapses, in each case without a distribution of shares to the participant, any shares subject to the award will again be available for issuance under the 2011 Plan. Shares surrendered or withheld as payment of either the exercise price of an award (including shares otherwise underlying an award of a SAR that are retained by the Company to account for the grant price of such SAR) and/or withholding taxes in respect of an award will no longer be available for grant under the 2011 Plan.

Plan Benefits

Since our initial public offering in May 2012, the 2011 Plan (prior to its amendment and restatement) has been the vehicle by which our Compensation Committee has granted equity awards to our employees and non-employee directors. Pursuant to SEC rules, the table below shows the number of shares issued to, or subject to outstanding awards granted to, our Named Executive Officers and the other individuals and groups indicated under the 2011 Plan as of March 31, 2016. As stated earlier in this Proposal 4, on March 29, 2016, our Compensation Committee approved the 2016 Contingent PBRSUs. The table below also provides information regarding the 2016 Contingent PBRSUs. The closing price of our stock on March 29, 2016 was $15.06.

	Restricted Stock Units	Options	2016 Contingent PBRSUs (2)
Name and Position(1)	Shares (#)	Shares (#)	Shares (#)
Robert M. Clements Chairman of the Board and Chief Executive Officer	147,638	273,253	91,936
W.Blake Wilson President and Chief Operating Officer	135,338	249,868	84,864
John S. Surface Senior Executive Vice President, Corporate Development	44,701	84,152	26,520
Steven J. Fischer Senior Executive Vice President and Chief Financial Officer	41,688	77,454	26,520
Francis X. Ervin, Jr. Executive Vice President and Chief Risk Officer	36,059	30,705	17,680
All Executive Officers as a Group	419,125	733,037	263,432
All Employees as a Group (Including all Officers who are not Executive Officers)	1,450,125	1,816,390	263,432
All Non-Executive Directors as a Group	70,791	—	—

(1)	The amounts disclosed in this table do not reflect awards issued to our Named Executive Officers and the other individuals and groups eligible to receive awards under the 2011 Plan prior to adoption of such plan.
(2)	Reflects the 2016 Contingent PBRSUs granted on March 29, 2016, assuming achievement of maximum performance levels (200%). Holders of the 2016 Contingent PBRSUs may earn between 0% and 200% of their target award based on the achievement of goals related to total shareholder return over three one-year performance periods, with an opportunity for full vesting based on three-year performance.